Calculation of Filing Fee Tables
S-4
OppFi Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	Other	6,811,491		$ 59,600,528.42	0.0001381	$ 8,230.83
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 59,600,528.42		$ 8,230.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,230.83
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the estimated maximum number of shares of Class A common stock, par value $0.0001 per share ("OppFi Class A Common Stock"), of OppFi Inc., a Delaware corporation ("OppFi"), to be issued upon the completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of April 28, 2026, by and among OppFi, BNCCORP, Inc., a Delaware corporation ("BNCC"), and Birch Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of OppFi (as amended from time to time, the "Merger Agreement"), and is based upon the product of (x) the maximum number of shares of common stock, par value $0.01 per share, of BNCC ("BNCC Common Stock") outstanding as of June 30, 2026 or issuable or expected to be exchanged in connection with the Merger (as defined in the Merger Agreement), collectively equal to 3,584,995, and (y) the exchange ratio of 1.90 shares of OppFi Class A Common Stock for each share of BNCC Common Stock. (2) The maximum aggregate offering price of $59,600,528.42 is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rules 457(c), 457(f)(1), and 457(f)(3) promulgated thereunder. The proposed maximum aggregate offering price is equal to the product of (x) $36.00, the average of the high and low prices of BNCC Common Stock as reported on the OTCQX on July 20, 2026 and (y) 3,584,995, the estimated maximum number of shares of BNCC Common Stock that may be converted in the Merger, minus $69,459,291.58, the estimated amount of cash to be paid by OppFi to BNCC stockholders.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
3,584,995	$ 36.00	$ 129,059,820.00		$ 69,459,291.58	$ 59,600,528.42

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date